Exhibit 99.1

Bionano Announces Hiring of Chief Scientific Officer

San Diego, June 24, 2026 (GLOBE NEWSWIRE) - Bionano Genomics, Inc. (NASDAQ: BNGO), a leader in genome analysis solutions, today announced the appointment of Alex Hastie, Ph.D., as its Chief Scientific Officer (CSO), effective July 20, 2026. In this role, Dr. Hastie will lead the company’s global scientific strategy, innovation roadmap, and research initiatives, advancing Bionano’s mission to expand the research application of its genome analysis technologies and to developing a clinical applications strategy.

Dr. Hastie brings more than two decades of expertise in genomics, molecular biology, and technology development and was a foundational figure in Bionano’s scientific evolution. Over 14 years, he played a key role in the development and advancement of Bionano’s core technologies, helping establish the company’s leadership in optical genome mapping (OGM). Following a brief period working on genomic testing in oncology for diagnosis and therapy selection, Dr. Hastie now returns to assume this executive leadership position.

“Alex is a world-class scientist and one of the original architects behind Bionano’s technology,” said Dr. Al Luderer, chairman and interim chief executive officer of Bionano. “His deep institutional knowledge, scientific vision, and history of innovation at Bionano uniquely position him to lead our scientific organization. We are excited to welcome him back to the company into this critical leadership role.”

Response in the scientific community is overwhelmingly positive:

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“Alex Hastie has long been Mr. OGM and was essential in our early collaborative studies to bring OGM into routine use,” said Dr. Alexander Hoischen, PhD, Professor of Genomic Technologies at Radboud University Medical Center, The Netherlands. “Having Alex Hastie back means a great deal to the OGM community. With his in-depth understanding of the technology, he will help guide robustness and scalability, and I am excited to expand our collaboration for research use of Bionano’s technology from ultra-high molecular weight DNA isolation to OGM, structural variant analysis, and interpretation.”
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"I am delighted to see Alex Hastie return to Bionano," said Dr. Ying Zou, MD, PhD, FACMG, Director of the Cancer Genomics Lab at Johns Hopkins School of Medicine. "His deep expertise in OGM technology and proven track record in advancing genomic research make this an exciting development for the field. I look forward to strengthening our collaboration to unlock new insights into cancer biology and expand the applications of OGM across both hematologic and solid tumor malignancies."
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Dr. Rashmi Kanagal-Shamanna, MD, Professor and Co-Director of the Molecular Diagnostic Laboratory at MD Anderson Cancer Center, said, “Dr. Alex Hastie has been a thoughtful and visionary leader in applications of OGM. His scientific expertise and deep understanding of the platform will be a tremendous asset as Bionano continues to advance OGM applications in genomics community.”
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“I am thrilled that Dr. Alex Hastie joins as Chief Scientific Officer and excited that his vision will help drive important advances in applications for optical genome mapping,” said Dr. Wahab A. Khan, PhD, Director of Clinical Cytogenetics at Dartmouth Hitchcock Medical Center.

“We are entering a season of reinvention and new possibilities,” said Dr. Hastie, Chief Scientific Officer of Bionano. “While I am proud of the foundation we built in the past, it is time to look to a future where we will provide an expanding portfolio of novel and robust solutions for clinical genomic research.”

This appointment underscores Bionano’s continued commitment to scientific leadership, innovation, and clinical advancement. During his earlier tenure, Dr. Hastie was instrumental in advancing Bionano’s proprietary platforms and expanding applications of OGM across cytogenomics, oncology, and rare disease research. As Chief Scientific Officer, he will focus on strengthening global clinical and research collaborations, expanding evidence generation, and accelerating the translation of OGM into broader applications for clinical research use. As the company scales globally, Dr. Hastie’s leadership will be central to driving scientific excellence, expanding adoption, and shaping the future of genome analysis.

About Bionano Genomics

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. Our mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. We offer OGM solutions for applications across basic, translational and clinical research. We also offer an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through our Lineagen, Inc. d/b/a Bionano Laboratories business, we also offer OGM-based diagnostic testing services.

For more information, visit www.bionano.com or www.bionanolaboratories.com.

Bionano’s products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding market adoption of our products; our commercial prospects and future financial and operating results; and our ability to meet our stated goals and commercial opportunities. Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to: the impact of Dr. Hastie’s appointment to strengthen global clinical and research collaborations, expand evidence generation, and accelerate the translation of OGM into broader applications for clinical research use; our ability to improve our margins, extend our cash runway and reach a potential pathway to profitability; our ability to continue as a going concern as disclosed in our filings with the SEC, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to execute on our strategy and achieve our objectives; the impact and utility of our cost savings initiative and our recent financing; our ability to continue to drive OGM (as defined above) adoption by potential customers for routine use in genomic analysis; the impact, or lack thereof, of Category I CPT codes to accelerate or increase the adoption of OGM; continued research, presentations and publications involving OGM and its utility compared to traditional cytogenetics and our technologies; the impact of our Stratys™ system and VIA™ software to increase throughput and simplify analysis of OGM data; our ability to drive adoption of OGM and our technology solutions; our ability to further deploy new products and applications for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; our ability to consummate any strategic alternatives including the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; the size and growth potential of the markets for our products, and our ability to serve those markets; the rate and degree of market acceptance of our products; our ability to manage the growth of our business and integrate acquired businesses; our ability to expand our commercial organization to address effectively existing and new markets that we intend to target; the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries; our ability to compete effectively in a competitive industry; the introduction of competitive technologies or improvements in existing technologies and the success of any such technologies; the performance of our third-party contract sales organizations, suppliers and manufacturers; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing; the impact of adverse geopolitical and macroeconomic developments, such as recent and future bank failures, ongoing international conflicts, and related sanctions, regional or global pandemics, inflation, tariffs, increased cost of goods, supply chain issues, and global financial market conditions on our business and operations, as well as the business or operations of our suppliers, customers, manufacturers, research partners and other third parties with whom we conduct business and our expectations with respect to the duration of such impacts and the resulting effects on our business; our ability to realize the anticipated benefits and synergies of our prior and any future acquisitions or other strategic transactions; our ability to attract collaborators and strategic partnerships; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025, any subsequently filed Quarterly Reports on Form 10-Q and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as may be required by law.

CONTACT

Investor Relations:

Webb Campbell

Gilmartin Group

+1 (415) 520-5817

IR@bionano.com